SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2006

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York (Address of principal executive offices)	12540 (Zip code)

Registrant’s telephone number, including area code: (845) 454-3703

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMAND SECURITY CORPORATION
FORM 8-K
CURRENT REPORT

TABLE OF CONTENTS
Page

Item 1.01	Entry into a Material Definitive Agreement	3
Item 2.02	Results of Operations and Financial Condition	3
Item 9.01	Exhibits	3
Signature		4

Item 1.01. Entry into a Material Definitive Agreement.

(a) On June 13, 2006, Command Security Corporation announced that it has closed on the purchase of the security guard business of Sterling Protective Group, Inc. The purchase price for the business was $750,000.

(b) As of June 13, 2006, Command Security Corporation has entered into a First Amendment and Consent to the Amended and Restated Financing Agreement with its current lender, CIT Group/Business Credit, Inc.

Item 2.02. Results of Operations and Financial Condition.

On June 16, 2006, Command Security Corporation issued a press release reporting the financial results for the fiscal year ended March 31, 2006. The full text of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.5	First Amendment and Consent to Amended and Restated Financing Agreement between CIT Group/Business Credit, Inc. and Command Security Corporation dated June 13, 2006

10.6	Agreement for Purchase and Sale of Assets between Command Security Corporation and Sterling Protective Group, Inc. dated June 13, 2006

99.1	Press Release dated June 14, 2006 announcing Purchase of Security Services Business in Florida

99.2	Press Release dated June 16, 2006 announcing March 31, 2006 fiscal year results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006

COMMAND SECURITY CORPORATION

By: /s/ Barry Regenstein
Name: Barry Regenstein
        Title: President and
         Chief Financial Officer